Penny Stock to Forward Split 3 for 1 Shortly

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Shareholders of record (planned date of June 23, 2006) will receive a three for one split  (for example if you own 25,000 shares on the proposed split date you will receive  75,000 new shares, giving you ownership of a total of 75,000 shares)

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Interest in Multiple Alberta Oil Sands Prospects

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Expecting results on from a pending drill program imminently

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Great Liquidity

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Trading under 15 cents